UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2007

THE DUN & BRADSTREET CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15967	22-3725387
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

103 JFK Parkway, Short Hills, NJ		07078
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:                    (973) 921-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	1

Item 9.01. Financial Statements and Exhibits.	4

SIGNATURES	5

Exhibit Index

Exhibit 99.1 – Press Release

PURPOSE OF FILING

The purpose of this filing is to report to you: (i) changes to the positions held by certain of our current executive officers and our principal accounting officer; and (ii) actions taken by our Compensation and Benefits Committee with respect to our 2007 executive compensation program for our executive officers.

(i)

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Principal Accounting Officer

Effective March 1, 2007, the following individuals will undertake the following change in position with the Company:

•	Mr. Steven W. Alesio will continue to serve as the Company’s Chairman and Chief Executive Officer and his current role as President of the Company will be assumed by Ms. Sara Mathew.

•

Ms. Sara Mathew will assume a new role as President and Chief Operating Officer of the Company, reporting to the Chairman and Chief Executive Officer. Her current role as Chief Financial Officer of the Company will be assumed by Mr. Anastasios Konidaris. Ms. Mathew, age 51, has served as our Chief Financial Officer since August 2001 and as President, D&B U.S. since September 2006, with additional leadership responsibility for strategy since January 2005. In addition, Ms. Mathew served as President, D&B International from January 2006 through September 2006. Prior to joining D&B, Ms. Mathew had an eighteen year career with Procter & Gamble, where she served in a number of executive positions in finance and general management, both domestically and overseas. In connection with her new role, Ms. Mathew’s base salary will increase to $560,000 and her target incentive opportunity as a percentage of her base salary will increase to 115 percent. In addition, Ms. Mathew was granted a special, one-time award of 50,000 stock options with an estimated economic value of $1,400,000.

•

Mr. Anastasios Konidaris will assume the role of Chief Financial Officer of the Company, reporting to the Chairman and Chief Executive Officer. His current role as Principal Accounting Officer of the Company will be assumed by Mr. Anthony Pietrontone. Mr. Konidaris, age 40, has served most recently as Senior Vice President and as our Leader, Finance Operations, since March 2005, and as Principal Accounting Officer since May 2005. Before joining D&B, he served at Schering Plough as group vice president of the global diversified products group division from May 2004 to February 2005 and group vice president of finance, global pharmaceutical group from August 2003 to May 2004. Prior to that time, Mr. Konidaris was Vice President of Finance, North America of Pharmacia Corporation from June 2000 to July 2003. In connection with his new role, Mr. Konidaris’ base salary will increase to $375,000, his target incentive opportunity as a percentage of his base salary will increase to 75 percent and the estimated economic value of the target equity component of his compensation will increase to $600,000.

•

Mr. Pietrontone, age 48, will assume the role of Principal Accounting Officer of the Company, reporting to the Chief Financial Officer. Mr. Pietrontone has been with the Company since 1985 and during his tenure has served in various roles of increasing responsibility over D&B’s financial reporting. Most recently, Mr. Pietrontone has served as the Company’s Assistant Corporate Controller since December 2002. In connection with his new role, Mr. Pietrontone’s base salary will increase to $210,000, his target incentive opportunity as a percentage of his base salary will increase to 35 percent and he will enter into the Company’s standard form of Change in Control Agreement.

•

Mr. David Lewinter will continue to serve as the Company’s Senior Vice President, Global Reengineering. His current role as General Counsel and Corporate Secretary will be assumed by Mr. Jeffrey Hurwitz, who has served as the Company’s Vice President and Deputy General Counsel since September 2003.

A copy of the Company’s Press Release announcing these changes is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 5.02 by reference.

Executive Compensation Program

On February 22, 2007, our Compensation and Benefits Committee (the “Committee”) took a number of actions in support of our executive compensation program. This program is designed to:

•	Attract, motivate and retain top leadership by providing a total compensation opportunity that is competitive with the Company’s market for executive talent;

•	Ensure both a strong relationship between pay and Company performance and alignment of executive and shareholder interests; and

•	Reinforce behaviors that are consistent with the Company’s objective to drive total shareholder return through execution of its long term strategy.

By achieving these objectives the Committee believes that this program will support the execution of the Company’s strategy and, in that way, continue to create shareholder value.

2007 Annual Cash Incentive Plan

The actions taken by the Committee include the approval of our 2007 Annual Cash Incentive Plan, which is awarded under the D&B Covered Employee Cash Incentive Plan (the “CIP”), as last approved by shareholders in 2006. This plan is intended to provide incentives to certain team members, including executive officers, in the form of cash award payments. Payments are based on performance against predetermined annual measures that were set by the Committee after a detailed review by the Board of Directors of the Company’s 2007 business plan.

The Company’s executive officers were designated by the Committee as participants in the CIP. Under the CIP, the Committee established a maximum annual cash incentive opportunity of eight-tenths of one percent of the Company’s 2007 earnings before income taxes for the Chief Executive Officer and five-tenths of one percent of the Company’s 2007 earnings before income taxes for each of the other executive officers of the Company. Actual annual cash incentive payouts to the Chief Executive Officer and other executive officers of the Company may be less than these maximums.

In determining incentive payouts under this plan, the Committee will consider: (i) the Company’s overall performance; and (ii) an adjustment for an individual’s achievement toward their respective team and individual goals and an assessment of their demonstrated leadership competencies. The Committee also utilizes a Company Scorecard, as further described below, when considering total incentive payouts.

With respect to Company performance, the Committee considers performance against four measures or goals weighted as follows: 30% to Company-wide core revenue growth; 30% to growth in diluted earnings per share (“EPS”) and total operating income; 10% to customer satisfaction (as established by the Company’s Voice of the Customer Survey); and 30% to our Strategy Execution goal that measures progress toward driving top line growth and improved customer value. In considering such performance metrics, the Committee may exclude the impact of non-core gains and charges or extraordinary items. A target level of performance has been established for each performance goal, which will result in a full incentive payout being earned if the target for the measure is achieved. Achievement below the target will result in a smaller or no incentive payout for that measure and achievement above the target will yield a larger incentive payout. The potential range of incentive payout for each performance goal is from 0% to 200%; however, the aggregate incentive payout for all performance goals may not exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula set forth above.

The Company performance metric as applied to each individual will be further adjusted based on the executive’s achievement of team and individual goals and assessed demonstration of leadership competencies. Such adjustment may range from 0% to 200% times the Company performance component; provided, however, that in no instance will such adjustment result in an individual receiving an incentive in excess of the maximum annual cash incentive opportunity generated by the pre-tax earnings formula.

In exceptional cases, the Committee, in its sole discretion, may apply additional positive or negative adjustments to payouts to individual executive officers, including the Chairman and CEO. In no instance, however, will such adjustments exceed the maximum annual cash incentive opportunity generated by the pre-tax earnings formula.

To ensure that total cash incentive payments are aligned with overall Company results, performance will also be reviewed against the criteria established by the Company’s Scorecard for 2007 that was approved by the Committee. The Company Scorecard is based on three performance criteria: first, Company-wide 2007 core revenue growth; second, 2007 growth in EPS; and third, a principles-based assessment by the Committee of the Company’s overall performance. Upon review of performance against these criteria, the Committee may increase or decrease the size of the total incentive pool to ensure alignment with overall Company results. In no instance will the Company Scorecard exceed the maximum annual cash incentive for the Chairman and CEO and other executive officers of the Company as determined by the pre-tax earnings formula.

2007 Performance-based Restricted Stock Opportunity

To the cash component of our executive compensation program we also add an equity component. Where cash is tied to the achievement of short-term results, equity is directly linked to the creation of increased shareholder value over the longer term. Under our long-term incentive program, 50% of the total value of the executive’s equity compensation is in the form of a maximum performance-based restricted stock opportunity with the remaining 50% in the form of non-qualified stock options.

The performance-based restricted stock opportunity reinforces our pay for performance objective in that any actual award of restricted stock must be earned based on attainment of the same performance goals that are used in the target annual cash incentive plan. The goals and process described above will also be used at the conclusion of 2007 to determine actual restricted stock grants relative to the maximum 2007 performance-based restricted stock opportunity provided to the Chairman & CEO and other executive officers. However, unlike the annual cash incentive plan, the performance-based restricted stock opportunity is a maximum opportunity, not a target opportunity. If, for example, the executive officer’s actual cash incentive expressed as a percent of his or her target cash incentive opportunity is 125%, then the performance-based restricted stock award would be capped at 100% since the restricted stock opportunity is a maximum and there is no additional upside.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits.

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated February 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Dun & Bradstreet Corporation

By:	/s/ David J. Lewinter
David J. Lewinter, Esq. Senior Vice President, General Counsel, Corporate Secretary & Global Reengineering

DATE: February 28, 2007

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Dun & Bradstreet Corporation, dated February 28, 2007.